UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2021

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S, Austin, Texas	78757
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2021, Ms. Lori Tauber Marcus notified Phunware, Inc. (the "Company") of her resignation from our board of directors (the “Board”) and from the Compensation Committee and Nomination and Corporate Governance Committee of the Board, to be effective September 30, 2021. Ms. Marcus serves as chairperson of our Compensation Committee. Ms. Marcus’ resignation is not due to any disagreement with the Company, its management, the Board or any committee thereof, or with respect to any matter relating to our operations, policies or practices.
On September 3, 2021, the Board appointed Mr. Rahul Mewawalla to serve as a Class I director with a term expiring at the 2022 annual meeting of stockholders and until his successor has been duly elected and qualified. On the same date, the Board appointed Mr. Ryan Costello to serve as a Class II director with a term expiring at the 2023 annual meeting of stockholders. The appointments of Mr. Costello and Mr. Mewawalla were made as a result of the resignation from our Board of Ms. Marcus and the May 2021 resignation from our Board of Ms. Blythe Masters, respectively. The Board has affirmatively determined that Mr. Costello and Mr. Mewawalla are independent directors pursuant to Nasdaq's governance listing standards. The Board has not yet determined committee appointments for Mr. Costello and Mr. Mewawalla.
Mr. Costello and Mr. Mewawalla's compensation for service as non-employee directors will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of their service on the Board.

There are no arrangements or understandings between Mr. Costello and Mr. Mewawalla and any other persons pursuant to which Mr. Costello and Mr. Mewawalla were named as directors of the Company. Mr. Costello and Mr. Mewawalla have no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

On September 7, 2021, the Company issued a press release announcing Mr. Costello and Mr. Mewawalla's appointment. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1*	Press Release dated September 7, 2021 titled “Phunware Appoints Former Congressman and Senior Technology Executive to its Board of Directors".
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2021	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer